Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Roger Fleischmann	Media Contact:	Jeff Beckman
	Levi Strauss & Co		Levi Strauss & Co.
	(800) 438-0349		(415) 501-3317
	rfleischmann@levi.com		jbeckman@levi.com
Levi Strauss & Co. Completes Tender Offer, Accepts Notes Tendered and Commences Redemption of Notes
SAN FRANCISCO (May 20, 2010) – Levi Strauss & Co. today announced that it has completed its tender offer for any and all of its outstanding $446.2 million aggregate principal amount of 9 3/4% Senior Notes due 2015 and €250.0 million aggregate principal amount of 8 5/8% Senior Notes due 2013.
A total of approximately $415.5 million (or 93.1%) of the $446.2 million aggregate principal amount of 9 3/4% Senior Notes due 2015 (the “U.S. Notes”) and approximately €199.8 million (or 79.9%) of the €250.0 million aggregate principal amount of 8 5/8% Senior Notes due 2013 (the “Euro Notes,” and together with the U.S. Notes, the “Notes”) were validly tendered in the tender offer which expired at midnight, New York City time, on May 19, 2010. These amounts include approximately $411.4 million of U.S. Notes and €198.9 million of Euro Notes which were previously tendered by the early tender deadline and which were accepted and paid for by the company. The anticipated payment date for accepted Notes tendered after the early tender deadline but prior to the expiration of the tender offer is Friday, May 21.
Banc of America Securities LLC acted as the Dealer Manager and Solicitation Agent for the tender offer. DF King and Co., Inc. served as the Information Agent.
On May 20, 2010, the trustee for the Notes, at the direction of the company, issued notices stating that all of the Notes that remain outstanding after the completion of the tender offer will be redeemed on May 25, 2010.
This press release does not constitute a notice of redemption. A notice of redemption is made only by a Notice of Redemption provided by the trustee of the Notes to the registered holders of the Notes.
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Levi Strauss & Co. Completes Tender Offer, Accepts Notes Tendered and Commences Redemption of Notes
May 20, 2010
This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.
Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended 2009, especially in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
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